Exhibit 8.1

October 2, 2020

DCP Midstream, LP

370 17th Street, Suite 2500

Denver, Colorado 80202

RE:	DCP MIDSTREAM, LP

OCTOBER 2, 2020 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to DCP Midstream, LP, a Delaware limited partnership (the “Partnership”), in connection with the preparation of and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), and the prospectus contained therein (the “Prospectus”), filed with the Commission on October 2, 2020 (together, the “Filing”) under the Securities Act of 1933, as amended. In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Prospectus.

In rendering the Opinions (as defined below), we have examined, and relied upon, the following records, certificates, representations, and other documents (the “Documents”):

1.	The Fifth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of November 6, 2019.

2.	The Filing.

3.	The Management Representation Letter dated October 2, 2020, from the Partnership to Holland & Hart LLP, and the attachments thereto (the “Management Representation Letter”).

4.	Financial information provided to us by the Partnership.

For purposes of rendering the Opinions, as to all factual representations and assumptions, we have relied solely on the Documents and have not made any independent investigation or audit of the facts set forth therein. We also have relied upon certain representations made to us by the Partnership, such as that the factual information presented in the Documents and the Discussion or otherwise furnished to us is true, accurate and complete. In connection with the Opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such records, certificates, instruments and other documents as we have deemed relevant and necessary as a basis for the Opinions. We have assumed that the information presented in the Documents or otherwise furnished to us is true, accurate and complete in all material respects. We are not aware of any material facts or circumstances contrary to, or inconsistent with, the representations upon which we have relied as described herein or the assumptions set forth herein.

Holland & Hart LLP Attorneys at Law

Phone (303) 295-8000 Fax (303) 295-8261 www.hollandhart.com

555 17th Street Suite 3200 Denver, CO 80202-3979 Mailing Address Post Office Box 8749 Denver, CO 80201-8749

Anchorage Aspen Billings Boise Boulder Carson City Cheyenne Denver Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

DCP Midstream, LP October 2, 2020 Page 2

The opinions expressed in this letter are strictly limited to the Opinions and no other opinions may be inferred. No inference should be drawn on any matter for which we have not specifically given an opinion. The Opinions are provided as legal opinions only, effective as of the date of this letter, and not as a guaranty or warranty of the matters discussed or referenced herein or as representations of fact.

In connection with the Opinions, we have assumed, with your consent:

1.

That all of the factual representations and statements set forth in the documents that we reviewed (including, without limitation, the Management Representation Letter) are true, accurate and complete, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms;

2.

The genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, the authenticity of the originals from which any copies were made, that all documents provided to us are in full force and effect in the form provided, and that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us; and

3.

That the Partnership and each of its subsidiaries (including DCP Midstream Operating, LP), and DCP Midstream GP, LP, its general partner (the “General Partner”), have been and will continue to be operated in the manner described in the relevant partnership agreement or other organizational documents, the Filing and the Management Representation Letter.

In connection with the preparation of the Discussion, we hereby express the following opinions (the “Opinions”):

•

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date that the Filing was filed with the Commission, qualified by the limitations contained herein and in the Discussion.

•

Those matters in the Discussion as to which no legal conclusions are provided are accurate discussions of such U.S. federal income tax matters as of the date that the Filing was filed with the Commission (except for any representations and statements of fact by the Partnership and the General Partner, as to which we express no opinion).

The Opinions are based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations by the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings which are not binding on the IRS, except with respect to the taxpayer that receives such a ruling), all as in effect on the date hereof (collectively, the “Federal Tax Law”). The Federal Tax Law is subject to change. Any such changes could apply retroactively. A change in Federal Tax Law could result in our inability to give the Opinions under the changed Federal Tax Law.

DCP Midstream, LP October 2, 2020 Page 3

The Opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the U.S. Department of the Treasury in regulations or rulings issued in the future. In this regard, although we believe that the Opinions will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

We assume no obligation to advise you of any changes in the Opinions or of any new developments in the application or interpretation of the Federal Tax Law subsequent to the date of this letter. The Partnership’s qualification and taxation as a publicly traded partnership that is not taxable as a corporation depends on the Partnership’s ability to meet, on a continuing basis, the various requirements under the Federal Tax Law with regard to, among other things, the sources of its income. We will not review the Partnership’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Partnership or the sources of its income, for any given taxable year, will satisfy the requirements under the Federal Tax Law for qualification and taxation as a publicly traded partnership that is not taxable as a corporation.

We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

References in this letter to “we” or “us” and in the Filing to “tax counsel” shall mean only the attorneys of Holland & Hart LLP who have materially participated in the preparation of the Discussion and this letter. If any statement in the Filing or this letter states, or implies, that we have, or have not, taken any particular action, such statement shall be interpreted as referring only to the actions of such attorneys.

Sincerely yours,

/s/ Holland & Hart LLP

Holland & Hart LLP